Exhibit 99.906CERT

CERTIFICATION PURSUANT TO 18 U.S.C. 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Report of Mutual of America Investment Corporation (the “Investment Corp.”) on Form N-CSR for the annual period ended December 31, 2022 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Chris W. Festog, Chairman of the Board, President, Chief Executive Officer and Principal Executive Officer of the Investment Corp., certify that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Investment Corp. for the period ended December 31, 2022.

Dated: March 9, 2023

/s/ CHRIS W. FESTOG
Chris W. Festog
Chairman of the Board, President,
Chief Executive Officer and
Principal Executive Officer of
Mutual of America Investment Corporation

CERTIFICATION PURSUANT TO 18 U.S.C. 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Report of Mutual of America Investment Corporation (the “Investment Corp.”) on Form N-CSR for the annual period ended December 31, 2022 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Aferdita Gutierrez, Treasurer, Chief Financial Officer and Principal Financial Officer of the Investment Corp., certify that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Investment Corp. for the period ended December 31, 2022.

Dated: March 9, 2023

/s/ AFERDITA GUTIERREZ
Aferdita Gutierrez
Treasurer, Chief Financial Officer and
Principal Financial Officer of
Mutual of America Investment Corporation